                                                      EXHIBIT 4.3

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                               VIRTUAL CHIPS, INC.
                             1994 STOCK OPTION PLAN
                       NONSTATUTORY STOCK OPTION AGREEMENT
                         MONTHLY VESTING OVER FOUR YEARS

     Virtual Chips, Inc., a California corporation (the "Company"), hereby grants an option to purchase Shares of its Common Stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company's 1994 Stock Option Plan (the "Plan").



Date of Option Grant:  __________, 199__

Name of Optionee:

Optionee's Social Security Number:  _____-____-_____

Number of Shares of Common Stock Covered by Option:

Exercise Price per Share:  $

Vesting Start Date:  __________, 199__


          BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ENCLOSED.

Optionee:
           --------------------------------------------------------------------
                                   (Signature)

Company:
          ---------------------------------------------------------------------
                                   (Signature)

          Title:
                  -------------------------------------------------------------

ATTACHMENT



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                               VIRTUAL CHIPS, INC.
                             1994 STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT
                         MONTHLY VESTING OVER FOUR YEARS


NONSTATUTORY STOCK OPTION     This option is not intended to be an incentive
                              stock option under section 422 of the Internal
                              Revenue Code and will be interpreted accordingly.


EXERCISE AND                  This option is immediately exercisable in
VESTING                       full on the date of first anniversary of the
                              Vesting Start Date as shown on the cover sheet.
                              The Shares under this option will vest (i.e., no longer subject to right of repurchase) over a four-year period at the rate indicated below:


                                                     Portion of Shares Vested
                                                     ------------------------

                              From the Vesting Start Date until
                              12 months thereafter
                                                                         None

                              On the first anniversary of
                              the Vesting Start Date                      25%

                              For each additional full month
                              of your continuous employment
                              with the Company thereafter                 1/48

                              On the fourth anniversary of
                              the Vesting Start Date                      100%


RIGHT OF REPURCHASE           In the event the you cease to be continuously
                              employed by the Company for any reason, the Company will have the right to repurchase all of the shares subject to this Agreement that you had exercised and have not yet vested. If the Company fails to provide you with written notice of its intention to purchase such shares before or within 90 days of the date the Company receives written notice from you of your termination of employment, the Company's right to purchase such shares shall terminate. The purchase price for any shares repurchased shall be the price that you paid for those shares (or, in the event that the consideration for the shares is services rendered by you for the Company, the value of those services) and shall be paid in cash.


                              Your "continuous employment" shall cease when you cease to be actively employed by, or a consultant or adviser to, the Company as determined in the sole discretion of the Committee. A leave of absence, regardless of the reason, shall be deemed to constitute the cessation of your active employment unless such leave is authorized by the Company, and you return within the time specified in such authorization.


TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Company service terminates, as described below.)



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REGULAR                       If your service as an employee of the Company
TERMINATION                   (or any subsidiary) terminates for any reason
                              except death or Disability, then your option will expire at the close of business at Company headquarters on the 30th day after your termination date.

                              Notwithstanding anything else in this Agreement to the contrary, in the event that you cease to be employed by the Company within twelve months from the Vesting Start Date for any reason all rights to purchase shares under this Option shall immediately terminate.


DEATH If you die as an employee of the Company (or any subsidiary), then your option will expire at the close of business at Company headquarters on the date six months after the date of death. During that six-month period, your estate or heirs may exercise the vested portion of your option.


DISABILITY                    If your service as an employee of the Company (or
                              any subsidiary) terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date six months after your termination date.

                              "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.


LEAVES OF ABSENCE             For purposes of this option, your service does not
                              terminate when you go on a BONA FIDE leave of absence, that was approved by the Company in writing or is required by applicable law. Your service terminates in any event when the approved leave ends, unless you immediately return to active work.

                              The Company determines which leaves count for this purpose, and when your service terminates for all purposes under the Plan.


RESTRICTIONS ON               The Company will not permit you to exercise
EXERCISE                      this option if the issuance of Shares at that time
                              would violate any law or regulation.


NOTICE OF EXERCISE            When you wish to exercise this option, you must
                              notify the Company by filing the proper "Notice of Exercise" form attached hereto. Your notice must specify how many Shares you wish to purchase.
                              Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                              If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

PERIODS OF                    Any other provision of this Agreement
NONEXERCISABILITY             notwithstanding, the Company shall have the right
                              to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable.


FORM OF PAYMENT               When you submit your notice of exercise, you must
                              include payment of the option price for the Shares you are purchasing. Payment may be made in one
                              (or a combination) of the following forms:

                              * Your personal check, a cashier's check or a money order.

                              * Common Shares which have already been owned by you any time period specified by the Committee and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the option exercise, will be applied to the option price.

                              * To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.


WITHHOLDING TAXES                  You will not be allowed to exercise this
                                   option unless you make acceptable
                                   arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of shares acquired upon exercise of this option.

MARKET STAND-OFF AGREEMENT         In connection with any underwritten public
                                   offering by the Company of its equity
                                   securities pursuant to an effective
                                   registration statement filed under the 1933
                                   Act, including the Company's initial public offering, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters (not to exceed one hundred-eighty (180) days).

                                   In order to enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the shares until the end of the applicable stand-off period.


RESTRICTIONS ON RESALE             By signing this Agreement, you agree not to
                                   sell any option Shares at a time when
                                   applicable laws, regulations or Company or underwriter trading policies prohibit a sale.

                                   You represent and agree that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

                                   In the event that the sale of Shares under the Plan is not registered under the Securities Act of 1933 but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise to make such representations as are deemed necessary or appropriate by the Company and its counsel.

THE COMPANY'S RIGHT                In the event that you propose to sell,
OF FIRST REFUSAL                   pledge or otherwise transfer to a third party
                                   any vested shares acquired under this
                                   Agreement, or any interest in such shares, the Company shall have the "Right of First
                                   Refusal" with respect to all (and not less than all) of such shares. If you desire to transfer vested shares acquired under this Agreement, you must give a written "Transfer
                                   Notice" to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The
                                   Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the shares. The
                                   Company shall have the right to purchase all, and not less than all, of the shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer
                                   Notice was received by the Company.

                                   If the Company fails to exercise its Right of First Refusal before or within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

                                   The Company's Right of First Refusal shall inure to the benefit of its successors and assigns, shall be freely assignable in whole or in part and shall be binding upon any transferee of the shares.

                                   The Company's Right of First Refusal shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq Stock Market.

TRANSFER OF OPTION                 Prior to your death, only you may exercise
                                   this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan.
                                   If you attempt to do any of these things, this option will immediately become invalid.
                                   You may, however, dispose of this option in your will.

                                   Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your option in any other way.


RETENTION RIGHTS                   Your option or this Agreement do not give you
                                   the right to be retained by the Company (or any subsidiaries) in any capacity. The
                                   Company (and any subsidiaries) reserve the right to terminate your service at any time and for any reason.


SHAREHOLDER RIGHTS                 You, or your estate or heirs, have no rights
                                   as a shareholder of the Company until a
                                   certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS                        In the event of a stock split, a stock
                                   dividend or a similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS All certificates representing the Shares issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

                                        "THE SECURITIES REPRESENTED BY THIS
                                        CERTIFICATE MAY NOT BE SOLD,
                                        TRANSFERRED, ENCUMBERED OR IN ANY MANNER
                                        DISPOSED OF, EXCEPT IN COMPLIANCE WITH
                                        THE TERMS OF A WRITTEN AGREEMENT BETWEEN
                                        THE COMPANY AND THE INITIAL HOLDER
                                        HEREOF.  SUCH AGREEMENT PROVIDES FOR
                                        CERTAIN TRANSFER RESTRICTIONS, INCLUDING
                                        RIGHTS OF FIRST REFUSAL UPON AN
                                        ATTEMPTED TRANSFER OF THE SECURITIES AND
                                        CERTAIN REPURCHASE RIGHTS IN FAVOR OF
                                        THE COMPANY UPON TERMINATION OF SERVICE
                                        WITH THE COMPANY.  THE SECRETARY OF THE
                                        COMPANY WILL UPON WRITTEN REQUEST
                                        FURNISH A COPY OF SUCH AGREEMENT TO THE
                                        HOLDER HEREOF WITHOUT CHARGE."

                                        "THE SHARES REPRESENTED HEREBY HAVE
                                        NOT BEEN REGISTERED UNDER THE
                                        SECURITIES ACT OF 1933, AS AMENDED,
                                        AND MAY NOT BE SOLD, PLEDGED, OR
                                        OTHERWISE TRANSFERRED WITHOUT AN
                                        EFFECTIVE REGISTRATION THEREOF
                                        UNDER SUCH ACT OR AN OPINION OF
                                        COUNSEL, SATISFACTORY TO THE
                                        COMPANY AND ITS COUNSEL, THAT SUCH
                                        REGISTRATION IS NOT REQUIRED."

APPLICABLE LAW                     This Agreement will be interpreted and
                                   enforced under the laws of the State of
                                   California.

THE PLAN AND OTHER AGREEMENTS      The text of the Plan is incorporated in this
                                   Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

                                   This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

          BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

                       NOTICE OF EXERCISE OF STOCK OPTION


Virtual Chips, Inc.
2107 N. First Street, #100
San Jose, CA 95131
Attn:  Chief Financial Officer

          Re:  EXERCISE OF STOCK OPTION TO PURCHASE
               SHARES OF COMPANY STOCK

Ladies and Gentlemen:

     Pursuant to the Stock Option Agreement dated __________, 199__ (the "Stock Option Agreement"), between Virtual Chips, Inc., a California corporation (the "Company"), and the undersigned, I hereby elect to purchase _____________ shares of the common stock of the Company (the "Shares"), at the price of $__________ per Share. My check in the amount of $______________ is enclosed. The Shares are to be issued in _____ certificate(s) and registered in the name(s) of:

                           __________________________
                           __________________________

     The undersigned understands there may be tax consequences as a result of the purchase or disposition of the Shares. The undersigned represents that he/she has received and reviewed the Plan's federal income information and consulted with any tax consultants he/she deems advisable in connection with the purchase or disposition of the Shares and the undersigned is not relying on the Company for any tax advice.

     The undersigned acknowledges that he/she has received, read and understood the Stock Option Agreement and agrees to abide by and be bound by their terms and conditions. The undersigned represents that the Shares are being acquired solely for its own account and not as a nominee for any other party, or for investment, and that the undersigned purchaser will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:  _____________________
                                         ------------------------------------
                                                       (Signature)

                                         -------------------------------------
                                                  (Please Print Name)

                                        Social Security No. __________________

                                        _______________________________________

                                        _______________________________________
                                                       (Full Address)